As filed with the Securities and Exchange Commission on January 17, 2003

Registration No. 333-99945

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ACRES GAMING INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	88-0206560
(State of Incorporation)	(I.R.S. Employer Identification No.)

7115 Amigo, Suite 150
Las Vegas, Nevada 89119
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

ACRES GAMING INCORPORATED 1993 STOCK OPTION AND INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN
ACRES GAMING INCORPORATED AND RICHARD SCHNEIDER
NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN
ACRES GAMING INCORPORATED AND REED ALEWEL
NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN
ACRES GAMING INCORPORATED AND FLOYD GLISSON
(Full titles of the plans)

Patrick W. Cavanaugh
Senior Vice President, Chief Financial Officer and Treasurer
ACRES GAMING INCORPORATED
7115 Amigo, Suite 150
Las Vegas, Nevada 89119
(702) 263-7588
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Patrick J. Simpson
Danielle Benderly
PERKINS COIE LLP
1211 S.W. Fifth Avenue, Suite 1500
Portland, OR 97204
(503) 727-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered)	Price Per Share	Offering Price	Fee

Common Stock, $.01 par value per share, under the:
1993 Stock Option and Incentive Plan	(1)	(1)	(1)	(1)

Non-Qualified Stock Option Agreement between	(1)	(1)	(1)	(1)
Acres Gaming Incorporated and:
Richard Schneider
Reed Alewel
Floyd Glisson

(1)	No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on September 20, 2002 (Registration No. 333-99945) for the plans. Therefore, no further registration fee is required.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

AMENDMENT OF THE REGISTRATION STATEMENT

     The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2002 (Registration No. 333-99945) (the “Registration Statement”) is hereby amended to provide that the Registrant terminated its 1993 Stock Option and Incentive Plan (the “1993 Plan”) with respect to issuances of new stock option grants thereunder, effective January 10, 2003, and adopted a new plan, the 2002 Stock Incentive Plan (the “2002 Plan”), effective as of October 24, 2002. Up to 288,500 shares available for issuance but not issued or subject to outstanding options under the 1993 Plan (the “Unissued Option Shares”) may be issued under the 2002 Plan under substantially the same terms and conditions. In addition, up to 301,300 shares subject to outstanding options under the 1993 Plan that cease to be subject to such options, other than by reason of exercise or settlement of the options to the extent they are exercised for or settled in shares (the “Unexercised Option Shares”), will no longer be available for issuance under the 1993 Plan but will be available for issuance under the 2002 Plan. A registration statement on Form S-8 with respect to 700,000 shares of the Registrant’s Common Stock available for issuance under the 2002 Plan, plus the Unissued Option Shares and the Unexercised Option Shares (the “New Registration Statement”), is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

     The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 1993 Plan as well as for purposes of outstanding nonqualified stock options granted to Richard Schneider, Reed Alewel and Floyd Glisson pursuant to Nonqualified Stock Option Agreements between the Registrant and each of Messrs. Schneider, Alewel and Glisson, respectively; however, $320.14 paid by the Registrant in connection with the registration fee associated with an aggregate of 589,800 of the Unissued Option Shares and Unexercised Option Shares will be carried forward from the Registration Statement to the New Registration Statement.

     The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

     There may be risks and your recovery may be limited as a result of our prior use of Arthur Andersen LLP as our independent accounting firm. On March 14, 2002, Arthur Andersen LLP, our independent public accounting firm since 1993, was indicted on federal obstruction of justice charges arising from the government’s investigation of Enron. On May 6, 2002, we dismissed Arthur Andersen LLP as our independent public accountants, and on May 8, 2002 hired PricewaterhouseCoopers LLP as our independent auditors for the year ended June 30, 2002. As a public company, we are required to file with the Commission periodic financial statements audited or reviewed by an independent accountant including those incorporated herein by reference. Because our former audit partner has left Arthur Andersen LLP, we have not been able to obtain the written consent of Arthur Andersen LLP as required by Section 7 of the Securities Act after reasonable efforts. The Commission has recently provided regulatory relief designed to allow companies that file reports with the Commission to dispense with the requirement to file a consent of Arthur Andersen LLP in certain circumstances. However, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act and therefore may have their recovery limited as a result of the lack of consent.

Item 8. Exhibits

Exhibit
Number	Description

5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered.

23.1	Consent of Perkins Coie LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1*	Power of Attorney (included in signature page).

99.1*	Acres Gaming Incorporated 1993 Stock Option and Incentive Plan (incorporated by reference to Appendix 2 to the definitive proxy statement for the Company’s 1996 Annual Meeting of Shareholders filed with the SEC on November 11, 1996).

99.2*	Nonqualified Stock Option Agreement between Acres Gaming Incorporated and Richard Schneider dated December 8, 1999.

Exhibit
Number	Description

99.3*	Nonqualified Stock Option Agreement between Acres Gaming Incorporated and Reed Alewel dated December 8, 1999.

99.4*	Nonqualified Stock Option Agreement between Acres Gaming Incorporated and Floyd Glisson dated December 8, 1999.

*	Previously filed as an exhibit to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-

     Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 17, 2003.

ACRES GAMING INCORPORATED

By:	/s/ Floyd W. Glisson Floyd W. Glisson Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on January 17, 2003.

/s/ Floyd W. Glisson Floyd W. Glisson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick W. Cavanaugh Patrick W. Cavanaugh	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Ronald G. Bennett* Ronald G. Bennett	Director

/s/ Robert W. Brown* Robert W. Brown	Director

/s/ Richard D. Furash* Richard D. Furash	Director

/s/ Roger B. Hammock* Roger B. Hammock	Director

/s/ David R. Willensky* David R. Willensky	Director

*By: /s/ Patrick W. Cavanaugh Patrick W. Cavanaugh Attorney-in-Fact

INDEX TO EXHIBITS

TO FORM S-8
FOR ACRES GAMING INCORPORATED

Exhibit
Number	Description

5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered.

23.1	Consent of Perkins Coie LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1*	Power of Attorney (included in signature page).

99.1*	Acres Gaming Incorporated 1993 Stock Option and Incentive Plan (incorporated by reference to Appendix 2 to the definitive proxy statement for the Company’s 1996 Annual Meeting of Shareholders filed with the SEC on November 11, 1996).

99.2*	Nonqualified Stock Option Agreement between Acres Gaming Incorporated and Richard Schneider dated December 8, 1999.

99.3*	Nonqualified Stock Option Agreement between Acres Gaming Incorporated and Reed Alewel dated December 8, 1999.

99.4*	Nonqualified Stock Option Agreement between Acres Gaming Incorporated and Floyd Glisson dated December 8, 1999.

*	Previously filed as an exhibit to the Registration Statement.